Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Q4 FY18 GAAP EPS UP 8% TO $0.82 and NON-GAAP EPS UP 11% TO $0.99

Q4 FY18 Total Revenue Up 3% to $11.3 Billion and FY18 Total Revenue Up 6% to $39.8 Billion

REDWOOD SHORES, Calif., June 19, 2018 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2018 Q4 results and fiscal 2018 full year results. In Q4, Total Revenues were up 3% to $11.3 billion compared to Q4 last year. Q4 Cloud Services and License Support revenues were up 8% to $6.8 billion. Q4 Cloud License and On-Premise License revenues were down 5% to $2.5 billion.

Q4 GAAP Operating Income was up 8% to $4.4 billion, and GAAP Operating Margin was 39%. Q4 Non-GAAP Operating Income was up 6% to $5.3 billion, and non-GAAP Operating Margin was 47%. Q4 GAAP Net Income was $3.4 billion, and non-GAAP Net Income was $4.1 billion. Q4 GAAP Earnings Per Share was up 8% to $0.82, while non-GAAP Earnings Per Share was up 11% to $0.99.

At the end of Q4, short-term deferred revenues were up 2% to $8.4 billion, while Operating Cash Flow on a trailing twelve-month basis was up 9%, or $1.3 billion, to a record $15.4 billion.

For the full fiscal year 2018, Total Revenues were up 6% to $39.8 billion compared to fiscal 2017. FY18 Cloud Services and License Support revenues were up 10% to $26.3 billion. FY18 Cloud License and On-Premise License revenues were down 4% to $6.2 billion.

FY18 GAAP Operating Income was up 8% to $13.7 billion, and GAAP Operating Margin was 34%. FY18 Non-GAAP Operating Income was up 9% to $17.6 billion, and non-GAAP Operating Margin was 44%. FY18 GAAP Net Income was $3.8 billion, and non-GAAP Net Income was $13.2 billion. FY18 GAAP Earnings Per Share was $0.90, while Non-GAAP Earnings Per Share was $3.12.

“Last year, I forecast double-digit non-GAAP earnings per share growth for FY18 and we delivered 14% growth this year, largely driven by strong growth in our cloud businesses,” said Oracle CEO, Safra Catz. “Looking ahead to FY19, I expect revenue growth will enable us to deliver double-digit non-GAAP earnings per share growth once again.”

“We had a great fourth quarter with total revenues more than $200 million above our constant currency forecast,” said Oracle CEO, Mark Hurd. “Our strategic Fusion ERP and HCM SaaS cloud applications suite revenues grew over 50% in the fourth quarter, and we expect continued strong growth from our Fusion SaaS suites throughout FY19.”

“Some of our largest customers have now begun the process of moving their on-premise Oracle databases to the Oracle Cloud,” said Oracle Chairman and CTO, Larry Ellison. “For example, AT&T is moving thousands of databases and tens of thousands of terabytes of data into the Oracle Cloud. We think that these large scale migrations of Oracle database to the cloud will drive our PaaS and IaaS businesses throughout FY19.”

The Board of Directors also declared a quarterly cash dividend of $0.19 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on July 17, 2018, with a payment date of July 31, 2018.

Q4 Fiscal 2018 Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 2:00 p.m. Pacific. You may listen to the call by dialing (816) 287-5563, Passcode: 425392. To access the live webcast of this event, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. In addition, Oracle’s Q4 results and fiscal 2018 financial tables are available on the Oracle Investor Relations website.

A replay of the conference call will also be available by dialing (855) 859-2056 or (404) 537-3406, Pass Code: 6866209.

About Oracle

Oracle offers a comprehensive and fully integrated stack of cloud applications and platform services. For more information about Oracle (NYSE: ORCL), visit www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle and Java are registered trademarks of Oracle and/or its affiliates. Other names may be trademarks of their respective owners.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding our expectations for future growth in revenues, non-GAAP earnings per share and our Fusion SaaS suite of products, and our beliefs that large scale customer cloud migrations will drive our PaaS and IaaS businesses in FY19, are "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Our cloud computing strategy, including our Oracle Cloud SaaS, PaaS, IaaS and data as a service offerings, may not be successful. (2) If we are unable to develop new or sufficiently differentiated products and services, enhance and improve our products and support services in a timely manner or position and price our products and services to meet demand, customers may not buy cloud licenses and on-premise licenses, cloud services or hardware products or purchase or renew support contracts. (3) If the security measures for our products and services are compromised or if our products and services contain significant coding, manufacturing or configuration errors, we may experience reputational harm, legal claims and reduced sales.  (4) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (5) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (6) We have an active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (7) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, delays in delivery of new products or releases or a decline in our renewal rates for support contracts. A detailed discussion of these factors and other risks that affect our business is contained in our U.S. Securities and Exchange Commission (SEC) filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of June 19, 2018. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q4 FISCAL 2018 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended May 31,				% Increase	% Increase (Decrease)
	2018	% of Revenues	2017	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$6,770	60%	$6,258	58%	8%	6%
Cloud license and on-premise license	2,483	22%	2,626	24%	(5%)	(6%)
Hardware	1,115	10%	1,114	10%	0%	(2%)
Services	883	8%	894	8%	(1%)	(3%)
Total revenues	11,251	100%	10,892	100%	3%	2%
OPERATING EXPENSES
Cloud services and license support	962	8%	835	8%	15%	14%
Hardware	462	4%	440	4%	5%	3%
Services	755	7%	728	7%	4%	2%
Sales and marketing	2,324	20%	2,313	21%	0%	(1%)
Research and development	1,544	14%	1,609	15%	(4%)	(4%)
General and administrative	308	3%	317	3%	(3%)	(5%)
Amortization of intangible assets	415	4%	441	4%	(6%)	(6%)
Acquisition related and other	20	0%	18	0%	9%	8%
Restructuring	81	1%	118	1%	(32%)	(34%)
Total operating expenses	6,871	61%	6,819	63%	1%	0%
OPERATING INCOME	4,380	39%	4,073	37%	8%	5%
Interest expense	(547)	(5%)	(481)	(4%)	14%	14%
Non-operating income, net	308	3%	168	2%	83%	87%
INCOME BEFORE PROVISION FOR INCOME TAXES	4,141	37%	3,760	35%	10%	8%
Provision for income taxes	733	7%	529	5%	39%	39%
NET INCOME	$3,408	30%	$3,231	30%	5%	2%
EARNINGS PER SHARE:
Basic	$0.84		$0.78
Diluted	$0.82		$0.76
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING:
Basic	4,046		4,132
Diluted	4,149		4,248

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2017, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended May 31, 2018 compared with the corresponding prior year period increased our revenues by 1 percentage point, operating expenses by 1 percentage point and operating income by 3 percentage points.

ORACLE CORPORATION

Q4 FISCAL 2018 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended May 31,						% Increase (Decrease) in US$		% Increase (Decrease) in Constant Currency (2)
	2018 GAAP	Adj.	2018 Non-GAAP	2017 GAAP	Adj.	2017 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$11,251	$9	$11,260	$10,892	$50	$10,942	3%	3%	2%	1%
Cloud services and license support	6,770	9	6,779	6,258	50	6,308	8%	7%	6%	5%
TOTAL OPERATING EXPENSES	$6,871	$(909)	$5,962	$6,819	$(893)	$5,926	1%	1%	0%	(1%)
Sales and marketing (3)	2,324	(84)	2,240	2,313	(62)	2,251	0%	0%	(1%)	(2%)
Stock-based compensation (4)	309	(309)	—	254	(254)	—	22%	*	22%	*
Amortization of intangible assets (5)	415	(415)	—	441	(441)	—	(6%)	*	(6%)	*
Acquisition related and other	20	(20)	—	18	(18)	—	9%	*	8%	*
Restructuring	81	(81)	—	118	(118)	—	(32%)	*	(34%)	*
OPERATING INCOME	$4,380	$918	$5,298	$4,073	$943	$5,016	8%	6%	5%	4%
OPERATING MARGIN %	39%		47%	37%		46%	154 bp.	121 bp.	128 bp.	108 bp.
INCOME TAX EFFECTS (6)	$733	$239	$972	$529	$412	$941	39%	3%	39%	1%
NET INCOME	$3,408	$679	$4,087	$3,231	$531	$3,762	5%	9%	2%	7%
DILUTED EARNINGS PER SHARE	$0.82		$0.99	$0.76		$0.89	8%	11%	5%	9%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	4,149	—	4,149	4,248	—	4,248	(2%)	(2%)	(2%)	(2%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2017, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Non-GAAP adjustments to sales and marketing expenses were as follows:

	Three Months Ended May 31,
(in millions)	2018	2017
Stock-based compensation (4)	$(88)	$(78)
Acquired deferred sales commissions amortization	4	16
Total non-GAAP sales and marketing adjustments	$(84)	$(62)

(4)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended May 31, 2018			Three Months Ended May 31, 2017
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$21	$(21)	$—	$14	$(14)	$—
Hardware	3	(3)	—	3	(3)	—
Services	11	(11)	—	14	(14)	—
Research and development	228	(228)	—	197	(197)	—
General and administrative	46	(46)	—	26	(26)	—
Subtotal	309	(309)	—	254	(254)	—
Sales and marketing	88	(88)	—	78	(78)	—
Acquisition related and other	—	—	—	2	(2)	—
Total stock-based compensation	$397	$(397)	$—	$334	$(334)	$—

(5)	Estimated future annual amortization expense related to intangible assets as of May 31, 2018 was as follows:

Fiscal 2019	$1,605
Fiscal 2020	1,400
Fiscal 2021	1,174
Fiscal 2022	966
Fiscal 2023	613
Thereafter	912
Total intangible assets, net	$6,670

(6)

Income tax effects were calculated reflecting an effective GAAP tax rate of 17.7% and 14.1% in the fourth quarter of fiscal 2018 and 2017, respectively, and an effective non-GAAP tax rate of 19.2% and 20.0% in the fourth quarter of fiscal 2018 and 2017, respectively. The difference between our GAAP and non-GAAP tax rates in the fourth quarter of fiscal 2018 was primarily due to adjustments in our estimates for the one-time effects the U.S. 2017 Tax Cuts and Jobs Act (refer to Appendix A for additional information), net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets.  The difference between our GAAP and non-GAAP tax rates in the fourth quarter of fiscal 2017 was primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2018 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Year Ended May 31,				% Increase	% Increase (Decrease)
	2018	% of Revenues	2017	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$26,254	66%	$23,800	63%	10%	8%
Cloud license and on-premise license	6,190	16%	6,418	17%	(4%)	(5%)
Hardware	3,993	10%	4,152	11%	(4%)	(6%)
Services	3,394	8%	3,358	9%	1%	(1%)
Total revenues	39,831	100%	37,728	100%	6%	3%
OPERATING EXPENSES
Cloud services and license support	3,612	10%	3,015	9%	20%	18%
Hardware	1,581	4%	1,653	4%	(4%)	(7%)
Services	2,888	7%	2,801	7%	3%	1%
Sales and marketing	8,431	21%	8,197	22%	3%	1%
Research and development	6,091	15%	6,159	16%	(1%)	(2%)
General and administrative	1,289	3%	1,176	3%	10%	8%
Amortization of intangible assets	1,620	4%	1,451	4%	12%	12%
Acquisition related and other	52	0%	103	0%	(50%)	(50%)
Restructuring	588	2%	463	1%	27%	22%
Total operating expenses	26,152	66%	25,018	66%	5%	3%
OPERATING INCOME	13,679	34%	12,710	34%	8%	5%
Interest expense	(2,025)	(5%)	(1,798)	(5%)	13%	13%
Non-operating income, net	1,237	3%	605	2%	105%	106%
INCOME BEFORE PROVISION FOR INCOME TAXES	12,891	32%	11,517	31%	12%	9%
Provision for income taxes (2)	9,066	22%	2,182	6%	315%	315%
NET INCOME	$3,825	10%	$9,335	25%	(59%)	(62%)
EARNINGS PER SHARE:
Basic	$0.93		$2.27
Diluted	$0.90		$2.21
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING:
Basic	4,121		4,115
Diluted	4,238		4,217

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2017, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the year ended May 31, 2018 compared with the corresponding prior year period increased our revenues by 3 percentage points, operating expenses by 2 percentage points and operating income by 3 percentage points.

(2)	Provision for income taxes for the year ended May 31, 2018 includes the impact of the U.S. 2017 Tax Cuts and Jobs Act, which was signed into law during our fiscal 2018.

ORACLE CORPORATION

FISCAL 2018 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Year Ended May 31,						% Increase (Decrease) in US$		% Increase (Decrease) in Constant Currency (2)
	2018 GAAP	Adj.	2018 Non-GAAP	2017 GAAP	Adj.	2017 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$39,831	$47	$39,878	$37,728	$171	$37,899	6%	5%	3%	3%
Cloud services and license support	26,254	47	26,301	23,800	171	23,971	10%	10%	8%	7%
TOTAL OPERATING EXPENSES	$26,152	$(3,844)	$22,308	$25,018	$(3,286)	$21,732	5%	3%	3%	1%
Sales and marketing (3)	8,431	(339)	8,092	8,197	(260)	7,937	3%	2%	1%	0%
Stock-based compensation (4)	1,245	(1,245)	—	1,009	(1,009)	—	23%	*	23%	*
Amortization of intangible assets (5)	1,620	(1,620)	—	1,451	(1,451)	—	12%	*	12%	*
Acquisition related and other	52	(52)	—	103	(103)	—	(50%)	*	(50%)	*
Restructuring	588	(588)	—	463	(463)	—	27%	*	22%	*
OPERATING INCOME	$13,679	$3,891	$17,570	$12,710	$3,457	$16,167	8%	9%	5%	6%
OPERATING MARGIN %	34%		44%	34%		43%	65 bp.	140 bp.	38 bp.	126 bp.
INCOME TAX EFFECTS (6)	$9,066	$(5,528)	$3,538	$2,182	$1,233	$3,415	315%	4%	315%	1%
NET INCOME	$3,825	$9,419	$13,244	$9,335	$2,224	$11,559	(59%)	15%	(62%)	12%
DILUTED EARNINGS PER SHARE	$0.90		$3.12	$2.21		$2.74	(59%)	14%	(63%)	11%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	4,238	—	4,238	4,217	—	4,217	1%	1%	1%	1%

0

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2017, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Non-GAAP adjustments to sales and marketing expenses were as follows:

	Year Ended May 31,
(in millions)	2018	2017
Stock-based compensation (4)	$(361)	$(306)
Acquired deferred sales commissions amortization	22	46
Total non-GAAP sales and marketing adjustments	$(339)	$(260)

(4)	Stock-based compensation was included in the following GAAP operating expense categories:

	Year Ended May 31, 2018			Year Ended May 31, 2017
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$82	$(82)	$—	$54	$(54)	$—
Hardware	10	(10)	—	11	(11)	—
Services	52	(52)	—	44	(44)	—
Research and development	921	(921)	—	770	(770)	—
General and administrative	180	(180)	—	130	(130)	—
Subtotal	1,245	(1,245)	—	1,009	(1,009)	—
Sales and marketing	361	(361)	—	306	(306)	—
Acquisition related and other	1	(1)	—	35	(35)	—
Total stock-based compensation	$1,607	$(1,607)	$—	$1,350	$(1,350)	$—

(5)	Estimated future annual amortization expense related to intangible assets as of May 31, 2018 was as follows:

Fiscal 2019	$1,605
Fiscal 2020	1,400
Fiscal 2021	1,174
Fiscal 2022	966
Fiscal 2023	613
Thereafter	912
Total intangible assets, net	$6,670

(6)

Income tax effects were calculated reflecting an effective GAAP tax rate of 70.3% and 18.9% in fiscal 2018 and 2017, respectively, and an effective non-GAAP tax rate of 21.1% and 22.8% in fiscal 2018 and 2017, respectively. The difference between our GAAP and non-GAAP tax rates in fiscal 2018 was primarily due to the impact of the U.S. 2017 Tax Cuts and Jobs Act (refer to Appendix A for additional information). The difference between our GAAP and non-GAAP tax rates in fiscal 2017 was primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2018 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	May 31, 2018	May 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$21,620	$21,784
Marketable securities	45,641	44,294
Trade receivables, net	5,279	5,300
Prepaid expenses and other current assets	3,424	3,137
Total Current Assets	75,964	74,515
Non-Current Assets:
Property, plant and equipment, net	5,897	5,315
Intangible assets, net	6,670	7,679
Goodwill, net	43,755	43,045
Deferred tax assets	1,491	1,143
Other non-current assets	3,487	3,294
Total Non-Current Assets	61,300	60,476
TOTAL ASSETS	$137,264	$134,991
LIABILITIES AND EQUITY
Current liabilities:
Notes payable and other borrowings, current	$4,491	$9,797
Accounts payable	529	599
Accrued compensation and related benefits	1,789	1,966
Deferred revenues	8,429	8,233
Other current liabilities	3,957	3,583
Total Current Liabilities	19,195	24,178
Non-Current Liabilities:
Notes payable and other borrowings, non-current	56,128	48,112
Income taxes payable	13,422	5,681
Other non-current liabilities	2,295	2,774
Total Non-Current Liabilities	71,845	56,567
Equity	46,224	54,246
TOTAL LIABILITIES AND EQUITY	$137,264	$134,991

ORACLE CORPORATION

FISCAL 2018 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Year Ended May 31,
	2018	2017
Cash Flows From Operating Activities:
Net income	$3,825	$9,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,165	1,000
Amortization of intangible assets	1,620	1,451
Deferred income taxes	(611)	(486)
Stock-based compensation	1,607	1,350
Other, net	(26)	123
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	29	147
Increase in prepaid expenses and other assets	(276)	(24)
Decrease in accounts payable and other liabilities	(264)	(37)
Increase in income taxes payable	8,143	732
Increase in deferred revenues	174	535
Net cash provided by operating activities	15,386	14,126
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(25,282)	(25,867)
Proceeds from maturities and sales of marketable securities and other investments	23,117	17,615
Acquisitions, net of cash acquired	(1,724)	(11,221)
Capital expenditures	(1,736)	(2,021)
Net cash used for investing activities	(5,625)	(21,494)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(11,347)	(3,561)
Proceeds from issuances of common stock	2,402	2,181
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(506)	(283)
Payments of dividends to stockholders	(3,140)	(2,631)
Proceeds from borrowings, net of issuance costs	12,443	17,732
Repayments of borrowings	(9,800)	(4,094)
Distributions to noncontrolling interests	(34)	(258)
Net cash (used for) provided by financing activities	(9,982)	9,086
Effect of exchange rate changes on cash and cash equivalents	57	(86)
Net (decrease) increase in cash and cash equivalents	(164)	1,632
Cash and cash equivalents at beginning of period	21,784	20,152
Cash and cash equivalents at end of period	$21,620	$21,784

ORACLE CORPORATION

FISCAL 2018 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2017				Fiscal 2018
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$13,679	$14,249	$13,453	$14,126	$14,817	$14,581	$15,192	$15,386

Capital Expenditures	(1,042)	(1,604)	(1,676)	(2,021)	(2,195)	(2,037)	(1,883)	(1,736)

Free Cash Flow	$12,637	$12,645	$11,777	$12,105	$12,622	$12,544	$13,309	$13,650

% Growth over prior year	5%	10%	(7%)	(3%)	0%	(1%)	13%	13%

GAAP Net Income	$8,986	$8,820	$8,917	$9,335	$9,713	$9,914	$3,650	$3,825

Free Cash Flow as a % of Net Income	141%	143%	132%	130%	130%	127%	365%	357%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

FISCAL 2018 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2017					Fiscal 2018
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$5,761	$5,830	$5,951	$6,258	$23,800	$6,418	$6,472	$6,593	$6,770	$26,254
Cloud license and on-premise license	1,030	1,347	1,414	2,626	6,418	966	1,353	1,388	2,483	6,190
Hardware	996	1,014	1,028	1,114	4,152	943	940	994	1,115	3,993
Services	808	844	812	894	3,358	860	856	796	883	3,394
Total revenues	$8,595	$9,035	$9,205	$10,892	$37,728	$9,187	$9,621	$9,771	$11,251	$39,831
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	9%	9%	10%	10%	10%	11%	11%	11%	8%	10%
Cloud license and on-premise license	(11%)	(20%)	(16%)	(5%)	(12%)	(6%)	0%	(2%)	(5%)	(4%)
Hardware	(12%)	(10%)	(9%)	(13%)	(11%)	(5%)	(7%)	(3%)	0%	(4%)
Services	(6%)	(2%)	2%	3%	(1%)	6%	1%	(2%)	(1%)	1%
Total revenues	2%	0%	2%	3%	2%	7%	6%	6%	3%	6%
CONSTANT CURRENCY GROWTH RATES (2)
Cloud services and license support	10%	10%	11%	12%	11%	10%	9%	7%	6%	8%
Cloud license and on-premise license	(10%)	(19%)	(15%)	(4%)	(11%)	(7%)	(2%)	(6%)	(6%)	(5%)
Hardware	(11%)	(9%)	(9%)	(12%)	(10%)	(6%)	(9%)	(7%)	(2%)	(6%)
Services	(5%)	0%	3%	4%	1%	5%	0%	(6%)	(3%)	(1%)
Total revenues	3%	1%	3%	4%	3%	6%	5%	2%	2%	3%
CLOUD AND LICENSE REVENUES BY ECOSYSTEM
Applications revenues	$2,241	$2,335	$2,497	$2,862	$9,935	$2,646	$2,677	$2,722	$3,026	$11,071
Platform and Infrastructure revenues	4,550	4,842	4,868	6,022	20,283	4,738	5,148	5,259	6,227	21,373
Total cloud and license revenues	$6,791	$7,177	$7,365	$8,884	$30,218	$7,384	$7,825	$7,981	$9,253	$32,444
AS REPORTED REVENUE GROWTH RATES
Applications revenues	6%	3%	9%	7%	6%	18%	15%	9%	6%	11%
Platform and Infrastructure revenues	5%	2%	2%	5%	3%	4%	6%	8%	3%	5%
Total cloud and license revenues	5%	2%	4%	5%	4%	9%	9%	8%	4%	7%
CONSTANT CURRENCY GROWTH RATES (2)
Applications revenues	8%	5%	9%	8%	8%	17%	13%	6%	4%	10%
Platform and Infrastructure revenues	5%	2%	2%	6%	4%	3%	4%	3%	2%	3%
Total cloud and license revenues	6%	3%	5%	6%	5%	8%	7%	4%	2%	5%
GEOGRAPHIC REVENUES
Americas	$4,817	$4,936	$5,219	$6,065	$21,038	$5,173	$5,306	$5,339	$6,269	$22,088
Europe/Middle East/Africa	2,413	2,557	2,558	3,102	10,630	2,539	2,802	2,887	3,182	11,410
Asia Pacific	1,365	1,542	1,428	1,725	6,060	1,475	1,513	1,545	1,800	6,333
Total revenues	$8,595	$9,035	$9,205	$10,892	$37,728	$9,187	$9,621	$9,771	$11,251	$39,831

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2017 and 2016 for the fiscal 2018 and fiscal 2017 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q4 FISCAL 2018 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items except for the impact of the U.S. 2017 Tax Cuts and Jobs Act:

• Cloud services and license support revenues: Business combination accounting rules require us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support  revenues are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Deferred sales commissions amortization: Certain acquired companies capitalized sales commissions associated with subscription agreements and amortized these amounts over the related contractual terms.  Business combination accounting rules generally require us to eliminate these capitalized sales commissions balances as of the acquisition date and our post-combination GAAP sales and marketing expenses generally do not reflect the amortization of these deferred sales commissions balances. The non-GAAP adjustment to increase our sales and marketing expenses is intended to include, and thus reflect, the full amount of amortization related to such balances as though the acquired companies operated independently in the periods presented. We believe this adjustment to sales and marketing expenses is useful to investors as a measure of the ongoing performance of our business. The presentation of this non-GAAP adjustment commenced in the second fiscal quarter of fiscal 2017 as a result of our acquisition of NetSuite.  Such adjustment was not material in prior periods.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of personnel related costs and stock-based compensation expenses for transitional and certain other employees, integration related professional services, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur these expenses in connection with any future acquisitions and/or strategic initiatives.

• Impact of the U.S. 2017 Tax Cuts and Jobs Act:  The U.S. 2017 Tax Cuts and Jobs Act (the Act) was signed into law on December 22, 2017. For the three months and year ended May 31, 2018, we recorded a charge of $88 million and $7 billion, respectively, related to our preliminary assessment of the one-time effects of the Act, including the one-time transition tax on certain foreign subsidiary earnings and the remeasurement of net deferred income tax balances affected by the Act. We have excluded the impacts of this charge from our non-GAAP income taxes and net income measures for the three months and the fiscal year ended May 31, 2018. We believe making these adjustments provides insight to our operating performance and comparability to past operating results.